As filed with the Securities and Exchange Commission on March 21, 2005

                                                  Registration No. 333-_________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                          Mission West Properties, Inc.
             (Exact name of registrant as specified in its charter)

           Maryland                                         95-2635431
(State or other jurisdiction of                (IRS employer identification no.)
 incorporation or organization)

                               10050 Bandley Drive
                               Cupertino, CA 95014
                                 (408) 725-0700
                    (Address of principal executive offices)

            Mission West Properties, Inc. 2004 Equity Incentive Plan
                            (Full title of the plan)

                                Mr. Carl E. Berg
                               10050 Bandley Drive
                               Cupertino, CA 95014
                                 (408) 725-0700
                     (Name and address of agent for service)

                                   Copies to:
                                  Alan B. Kalin
                              Bingham McCutchen LLP
                             1900 University Avenue
                          East Palo Alto, CA 94303-2223
                               Tel: (650) 849-4400
                               Fax: (650) 849-4800

                         CALCULATION OF REGISTRATION FEE

=================================================== ============== ================ =============== =================
                                                                      Proposed         Proposed
                                                    Amount To Be       Maximum         Maximum         Amount Of
       Title Of Securities To Be Registered          Registered    Offering Price     Aggregate       Registration
                                                         (1)        Per Share (2)      Offering         Fee (3)
                                                                                      Price (3)
--------------------------------------------------- -------------- ---------------- --------------- -----------------
Common Stock, par value $0.001 per share,
   to be issued upon exercise of awards
   to be granted under the:
         2004 EQUITY INCENTIVE PLAN                   3,991,089      $10.945 (2)    $43,682,469.11     $5,141.43

TOTAL:                                                3,991,089      $10.945 (2)    $43,682,469.11     $5,141.43

=================================================== ============== ================ =============== =================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.
(2) Estimated solely for purposes of calculating the amount of the registration fee. The estimate is made pursuant to Rule 457(h) of the Securities Act.
(3)  Calculated pursuant to Section 6(b) of the Securities Act.

                                EXPLANATORY NOTE

     The 2004 Equity Incentive Plan was approved for adoption by the stockholders of Mission West Properties, Inc. (the "Registrant") to replace the 1997 Stock Option Plan on November 24, 2004. The securities registered hereunder will be issued upon exercise of awards to be granted under the 2004 Equity Incentive Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

     2. All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2004.

     3. The description of the Registrant's common stock contained in its registration statement on Form S-4 filed on May 15, 1998 and declared effective on November 23, 1998 (Registration #333- 52835-99) and the prospectus dated November 23, 1998 filed pursuant to Rule 424(b), including any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the common stock being offered hereby will be passed upon for the Registrant by Bingham McCutchen LLP, East Palo Alto, California. A partner of Bingham McCutchen LLP owns 6,667 shares of the Registrant's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Maryland general corporation law, or MGCL, permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services; or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant's charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

     The Registrant's charter also authorizes the Registrant to the maximum extent permitted by Maryland law to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer, or any individual who, while a director of the Registrant's corporation and at the Registrant's request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Registrant. The bylaws obligate the Registrant, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (ii) any individual who, while a director of the Registrant and at the Registrant's request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Registrant's charter and bylaws also permit the Registrant to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and any employee or agent of the Registrant or a predecessor.

     The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

Exhibit                       Description
4.1      Form of Articles of Amendment and Restatement of the Registrant*
4.2      Form of Restated Bylaws of the Registrant**
5.1 Opinion of Bingham McCutchen LLP as to the legality of the securities being registered
10.1     2004 Equity Incentive Plan***
23.1     Consent of Bingham McCutchen LLP (included in Exhibit 5.1)
23.2     Consent of BDO Seidman, LLP
24.1 Power of Attorney (included in signature pages to this Registration Statement)

* Incorporated by reference to Exhibit 3.2.1 to Amendment No. 4 to the Form S-4 filed by the Registrant with the Securities and Exchange Commission on November 16, 1998.
** Incorporated by reference to Exhibit 3.2.2 to Amendment No. 4 to the Form S-4 filed by the Registrant with the Securities and Exchange Commission on November 16, 1998.
*** Incorporated by reference to Appendix II of the Schedule 14A filed by the Registrant with the Securities and Exchange Commission on October 22, 2004.

ITEM 9.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the
Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on the 21st day of March, 2005.

                                      Mission West Properties, Inc.


                                      By: /s/ Carl E. Berg
                                      ------------------------------
                                      Carl E. Berg
                                      Chief Executive Officer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 21, 2005.

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Carl E. Berg as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


Signature                                 Title

/s/ Carl E. Berg                          Chairman of the Board, Chief Executive
--------------------------------------    Officer, and Director
Carl E. Berg

/s/ Raymond V. Marin                      President, Chief Operating Officer and
--------------------------------------    Director
Raymond V. Marino

/s/ Wayne N. Pham                         Vice President of Finance and
--------------------------------------    Controller
Wayne N. Pham

/s/ John C. Bolger                        Director
--------------------------------------
John C. Bolger

/s/ William A. Hasler                     Director
--------------------------------------
William A. Hasler

/s/ Lawrence B. Helzel                    Director
--------------------------------------
Lawrence B. Helzel

                                  EXHIBIT INDEX


Exhibit                          Description
4.1       Form of Articles of Amendment and Restatement of the Registrant*
4.2       Form of Restated Bylaws of the Registrant**
5.1 Opinion of Bingham McCutchen LLP as to the legality of the securities being registered
10.1      2004 Equity Incentive Plan***
23.1      Consent of Bingham McCutchen LLP (included in Exhibit 5.1)
23.2      Consent of BDO Seidman, LLP
24.1 Power of Attorney (included in signature pages to this Registration Statement)

* Incorporated by reference to Exhibit 3.2.1 to Amendment No. 4 to the Form S-4 filed by the Registrant with the Securities and Exchange Commission on November 16, 1998.
** Incorporated by reference to Exhibit 3.2.2 to Amendment No. 4 to the Form S-4 filed by the Registrant with the Securities and Exchange Commission on November 16, 1998.
*** Incorporated by reference to Appendix II of the Schedule 14A filed by the Registrant with the Securities and Exchange Commission on October 22, 2004.

                                                                   EXHIBIT 5.1
March 21, 2005

Mission West Properties, Inc.
10050 Bandley Drive
Cupertino, CA 95014

                       REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have acted as counsel for Mission West Properties, Inc., a Maryland corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-8 proposed to be filed with the Securities and Exchange Commission on or about March 21, 2005 (the "Registration Statement").

     The Registration Statement covers the registration of 3,991,089 shares of common stock, par value $0.001 per share, of the Company (the "Shares"), upon exercise of options and other Awards (as defined under the 2004 Equity Incentive
Plan) granted under the 2004 Equity Incentive Plan.

     We have reviewed the corporate proceedings of the Company with respect to the authorization of the 2004 Equity Incentive Plan. We have reviewed copies of the 2004 Equity Incentive Plan as currently in effect. We have also examined and relied upon such agreements, instruments, corporate records, certificates, and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

     We further assume, without investigation, that all Shares issued and Awards granted pursuant to the 2004 Equity Incentive Plan will be issued or granted in accordance with the terms of the 2004 Equity Incentive Plan, that the purchase price of each of the Shares will be at least equal to the par value of such Shares and that all Awards will be authorized by the Committee (as defined under the 2004 Equity Incentive Plan), except as otherwise authorized in the future in accordance with the Maryland General Corporation Law.

     This opinion is limited solely to the Maryland General Corporation Law as applied by courts located in Maryland, the applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting those laws.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered upon the exercise of options and other Awards granted pursuant to and in accordance with the 2004 Equity Incentive Plan and against the payment of any purchase price therefor, as specified in such plan or documents governing such awards, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, however, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    /s/ BINGHAM MCCUTCHEN LLP
                                    BINGHAM MCCUTCHEN LLP

                                                                 EXHIBIT 23.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors and Stockholders
Mission West Properties, Inc.
Cupertino, California

We hereby consent to this incorporation by reference in the Registration Statement on Form S-8 of our reports dated January 28, 2005, relating to the consolidated financial statements, the effectiveness of Mission West Properties, Inc.'s internal control over financial reporting, and schedule of Mission West Properties, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.


\S\BDO Seidman, LLP

San Francisco, California
March 14, 2005